Exhibit 10.3



                             STOCK OPTION AGREEMENT
                                    (NON-ISO)


      THIS AGREEMENT, made this 2nd day of May, 1994, by and between Graco Inc., a Minnesota corporation (the "Company") and _____________________________
(the "Employee").

      WITNESSETH THAT:

      WHEREAS, the Company pursuant to it's Long-Term Incentive Stock Plan wishes to grant this stock option to Employee;

      NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

      1. Grant of Option

         The Company hereby grants to Employee, the right and option (hereinafter called the "option") to purchase all or any part of an aggregate of ____________ Common Shares, par value $1.00 per share, at the price of $____________ per share on the terms and conditions set forth herein.

      2. Duration and Exercisability

         (a) This option may not be exercised by Employee until the expiration of two (2) years from the date of grant, and this option shall in all events terminate ten (10) years after the date of grant. During the first two years from the date of grant of this option, no portion of this option may be exercised. Thereafter this option shall become exercisable in four cumulative installments of 25% as follows:

                                            Total Portion of Option
                       Date                   Which is Exercisable

         Two Years after Date of Grant               25%
         Three Years after Date of Grant             50%
         Four Years after Date of Grant              75%
         Five Years after Date of Grant              100%


In the event that Employee does not purchase in any one year the full number of shares of Common Stock of the Company to which he/she is entitled under this option, he/she may, subject to the terms and conditions of Section 3 hereof, purchase such shares of Common Stock in any subsequent year during the term of this option.

         (b) During the lifetime of the Employee, the option shall be exercisable only by him/her and shall not be assignable or transferable by him/her otherwise than by will or the laws of descent and distribution.

      3. Effect of Termination of Employment

         (a) In the event that Employee shall cease to be employed by the Company or its subsidiaries for any reason other than his/her gross and willful misconduct, death, retirement (as defined in Section 3(d) below), or disability (as defined in Section 3(d) below), Employee shall have the right to exercise the option at any time within one month after such termination of employment to the extent of the full number of shares he/she was entitled to purchase under the option on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

         (b) In the event that Employee shall cease to be employed by the Company or its subsidiaries by reason of his/her gross and willful misconduct during the course of his/her employment, including but not limited to wrongful appropriation of Company funds or the commission of a felony, the option shall be terminated as of the date of the misconduct.

         (c) If the Employee shall die while in the employ of the Company or a subsidiary or within one month after termination of employment for any reason other than gross and willful misconduct and shall not have fully exercised the option, all remaining shares shall become immediately exerciseable and such option may be exercised at any time within twelve months after his/her death by the executors or administrators of the Employee or by any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, and subject to the condition that no option shall be exercisable after the expiration of the term of the option.

         (d) If the Employee's termination of employment is due to retirement (either after attaining age 55 with 10 years of service, or attaining age 65, or due to disability within the meaning of the provisions of the Graco Long-Term Disability Plan), all remaining shares shall become immediately exerciseable and the option may be exercised by the Employee at any time within three years of the employee's retirement, or in the event of the death of the Employee within the three-year period after retirement, the option may be exercised at any time within twelve months after his/her death by the executors or administrators of the Employee or by any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares he/she was entitled to purchase under the option on the date of death, and subject to the condition that no option shall be exercisable after the expiration of the term of the option.

      4. Manner of Exercise

         (a) The option can be exercised only by Employee or other proper party within the option period delivering written notice to the Company at its principal office in Minneapolis, Minnesota, stating the number of shares as to which the option is being exercised and, except as provided in Section 4(c), accompanied by payment-in-full of the option price for all shares designated in the notice.

         (b) The Employee may, at Employee's election, pay the option price either by check (bank check, certified check, or personal check) or by delivering to the Company for cancellation Common Shares of the Company with a fair market value equal to the option price. For these purposes, the fair market value of the Company's Common Shares shall be the closing price of the Common Shares on the date of exercise on the New York Stock Exchange (the "NYSE") or on the principal national securities exchange on which the shares are traded if the shares are not then traded on the NYSE. If there is not a quotation available for such day, then the closing price on the next preceding day for which such a quotation exists shall be determinative of fair market value. If the shares are not then traded on an exchange, the fair market value shall be the average of the closing bid and asked prices of the Common Shares as reported by the National Association of Securities Dealers Automated Quotation System. If the Common Shares are not then traded on NASDAQ or on an exchange, then the fair market value shall be determined in such manner as the Company shall deem reasonable.

         (c) The Employee may, with the consent of the Company, pay the option price by arranging for the immediate sale of some or all of the shares issued upon exercise of the option by a securities dealer and the payment to the Company by the securities dealer of the option exercise price.

      5. Payment of Withholding Taxes

      Upon exercise of any portion of this option, Employee shall pay to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements which arise as a result of the exercise of the option or provide the Company with satisfactory indemnification for such payment.

      6. Adjustments

         If Employee exercises all or any portion of the option subsequent to any change in the number or character of the Common Shares of the Company (through merger, consolidation, reorganization, recapitalization, stock dividend, or otherwise), Employee shall then receive for the aggregate price paid by him/her on such exercise of the option, the number and type of securities or other consideration which he/she would have received if such option had been exercised prior to the event changing the number or character of outstanding shares.

      7. Miscellaneous

         (a) This option is issued pursuant to the Company's Long-Term Incentive Stock Plan and is subject to its terms. A copy of the Plan has been given to the Employee. The terms of the Plan are also available for inspection during business hours at the principal offices of the company.

         (b) This Agreement shall not confer on Employee any right with respect to continuance of employment by the Company or any of its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment at any time. Employee shall have none of the rights of a shareholder with respect to shares subject to this option until such shares shall have been issued to him upon exercise of this option.

         (c) The Company shall at all times during the term of the option reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                    GRACO INC.


                                    By________________________________________
                                    Its:  Chairman and Chief Executive Officer


                                    ___________________________________________
                                                 Employee